Exhibit 21
CERTAIN SUBSIDIARIES OF MARKEL CORPORATION

Subsidiary	State or Other Jurisdiction of Incorporation or Organization

Essentia Insurance Company	Missouri
Essex Insurance Company	Delaware
Markel Insurance Company	Illinois
Deerfield Insurance Company	Illinois
Markel American Insurance Company	Virginia
Evanston Insurance Company	Illinois
Associated International Insurance Company	Illinois
Markel Aspen, Inc.	Delaware
FirstComp Insurance Company	Nebraska
Markel International Holdings (Delaware) Limited	Delaware
Markel International Limited	England
Markel Capital Holdings Limited	England
Markel Capital Limited	England
Markel International Insurance Company Limited	England
Markel Syndicate Management Limited	England
Alterra Capital UK Limited	England
Alterra at Lloyd's Limited	England
Alterra Corporate Capital 2 Limited	England
Alterra Corporate Capital 3 Limited	England
Alterra Corporate Capital 4 Limited	England
Alterra Corporate Capital 5 Limited	England
Alterra Corporate Capital 6 Limited	England
Alterra Danish Re (UK) Group Limited	England
Markel Underwriting Services Limited	England
Alterra Capital Europe Limited	Ireland
Markel Europe plc	Ireland
Markel Servicios S.A.	Argentina
Abbey Protection plc	England
Abbey Protection Group Ltd.	England
Abbey Legal Holdings Limited	England
Abbey Legal Protection Limited	England
Abbey Tax & Consultancy Services Limited	England
Effective Tax Solutions Ltd	England
Abbey Tax Protection Limited	England
Accountax Consulting Limited	England
Accountax UK Limited	England
Accountax Law Limited	England
Lewis Hymanson Small Solicitors LLP	England
MINT Canadian Specialty Underwriters Limited	Canada
Elliott Special Risks LP	Canada
Alterra Capital Holdings Limited	Bermuda
Alterra Capital America Limited	England
Alterra USA Holdings Limited	Delaware
Alterra Finance LLC	Delaware
Alterra Insurance USA Inc.	Delaware
Alterra Reinsurance Services Inc.	Delaware
Alterra Reinsurance USA Inc.	Delaware
Alterra America Insurance Company	Delaware
Alterra Excess & Surplus Insurance Company	Delaware
Alterra Specialty Insurance Services Limited	Delaware
Alterra Capital Services Limited	Ireland
Alterra Holdings Limited	Bermuda

Alterra Agency Limited	Bermuda
Alterra Capital Brazil Limited	England
Markel Participações Ltda.	Brazil
Markel Resseguradora do Brasil S.A.	Brazil
Markel Bermuda Limited	Bermuda
Alterra Diversified Strategies Limited	Bermuda
Markel Service, Incorporated	Virginia
Thompson Insurance Enterprises, LLC	Delaware
Markel Ventures, Inc.	Virginia
Eagle Construction of Va., LLC	Virginia
Eagle Realty of Virginia, LLC	Virginia
Innslake Title Agency, LLC	Virginia
Eagle Construction of Va. Properties, LLC	Virginia
Eagle Commercial Construction, LLC	Virginia
Eagle Commercial Realty, LLC	Virginia
NAI Eagle, LLC	Virginia
Ellicott Dredge Enterprises, LLC	Maryland
Ellicott Dredges, LLC	Maryland
Baltimore Dredge International, Inc.	Maryland
Liquid Waste Technology, LLC	Maryland
Rohr International Dredge Co., LLC	Maryland
Rohr Dredge North America, LLC	Maryland
Rohr International Dredge Holdings, Inc.	Maryland
Rohr Bagger GmbH	Germany
Rohr France, societie responsibilitie limitee	France
IDRECO B.V.	The Netherlands
Tennessee Dredge Company, LLC	Maryland
Ceres Companies, Inc.	Virginia
AMF Automation Technologies, LLC	Virginia
Baking Technology Systems, Inc.	Georgia
Solbern, Inc.	Virginia
Reading Pretzel Machinery Corporation	Pennsylvania
Tromp Group Americas, LLC	Virginia
Tromp Group B.V.	The Netherlands
Panel Specialists, Inc.	Texas
ParkLand Ventures, Inc.	Virginia
Havco WP LLC	Delaware
Diamond Healthcare Corporation	Virginia
RD Holdings, LLC	Virginia
Retail Data, LLC	Virginia
PMD Holdings, Inc.	Virginia
PartnerMD, LLC	Virginia
WI Holdings Inc.	Pennsylvania
Weldship Industries, Inc.	New Jersey
Texas Trailer Corporation	Texas
Cottrell, Inc.	Georgia
Cottrell Properties, L.P.	Georgia
Cottrell Enterprises, Inc.	Georgia
Markel Properties, LLC	Virginia
Mark IV Realty Corporation	Virginia
Schultz-Markel Associates, LLC	Delaware
Schultz Markel II, LLC	New Jersey
Markel Holdings Netherlands B.V.	The Netherlands